UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018 (November 2, 2018)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On November 5, 2018, Terra Tech Corp. (the “Company”) issued a press release (the “Press Release”) announcing that it had entered into a non-binding letter of intent (the “LOI”) with Golden Leaf Holdings Ltd. (“Golden Leaf”). A copy of the Press Release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, unless the Company expressly so incorporates such information by reference.

Item 8.01 Other Events.

On November 2, 2018, the Company entered into the LOI. A copy of the LOI is attached hereto as Exhibit 99.2.

Under the terms of the LOI, a wholly owned subsidiary of the Company will amalgamate with Golden Leaf, with the resulting amalgamated corporation being a wholly owned subsidiary of the Company. Consummation of the transaction is subject to a number of conditions, including entering into a mutually agreed definitive arrangement agreement, completion of due diligence, the waiting period for the Hart-Scott-Rodino Act, state and local regulatory approvals, approval by the Ontario courts, Company board approval, Golden Leaf receiving a positive fairness opinion, Canadian Securities Exchange (the “CSE”) approval and Golden Leaf shareholder and board approval.

The LOI provides that Golden Leaf shareholders will be entitled to receive 0.1203 common shares of the Company for each common share of Golden Leaf held. The Company currently has approximately 79.2 million shares outstanding. As a condition of closing, the Company will be required to list its shares on the CSE. Listing will be subject to satisfying all of the CSE’s requirements. Upon closing, Derek Peterson will remain in his position as CEO, with William Simpson to become President of the combined company. All references to currency are in U.S. dollars, unless otherwise indicated. There is no assurance that the transaction will be consummated on the terms outlined above or at all.

Golden Leaf is a Canadian company with operations in multiple jurisdictions including Oregon, Nevada and Canada, with cultivation, production and retail operations built around recognized brands. Golden Leaf distributes its products through its branded Chalice Farms retail dispensaries, as well as through third party dispensaries.

Additional information as to Golden Leaf is available in its filings with the CSE.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated November 5, 2018
99.2	Letter of Intent, dated November 2, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: November 7, 2018	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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